AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 24, 1997. REGISTRATION NO. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     _____________________________________
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                     _____________________________________
                                ARIS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

              WASHINGTON                                          91-1497147
(State or other Jurisdiction of Incorporation or            (I.R.S. Employer
Organization)                                             Identification Number)

                _______________________________________________

                            Fort Dent One, Suite 250
                               6720 FORT DENT WAY
                         SEATTLE, WASHINGTON 98188-2555
                                 (206) 433-2081
   (Address and Telephone Number of Registrant's Principal Executive Offices)
                _______________________________________________

                                ARIS Corporation
                       1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)
                _______________________________________________

                            Norbert W. Sugayan, Jr.
                            FORT DENT ONE, SUITE 250
                               6720 FORT DENT WAY
                         SEATTLE, WASHINGTON 98188-2555
                                 (206) 433-2081
           (Name, Address and Telephone Number of Agent for Service)
                _______________________________________________

                                   COPIES TO:
                            BRADLEY B. FURBER, ESQ.
                              DAREN H. NITZ, ESQ.
                    VAN VALKENBERG FURBER LAW GROUP P.L.L.C.
                         1325 FOURTH AVENUE, SUITE 1200
                        SEATTLE, WASHINGTON  98101-2509
                           TELEPHONE:  (206) 464-0460
                           FACSIMILE:  (206) 464-2857
                _______________________________________________

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED            PROPOSED
                                               AMOUNT TO BE              MAXIMUM             MAXIMUM              AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES TO BE       REGISTERED(1)          OFFERING PRICE        AGGREGATE            REGISTRATION
               REGISTERED                                              PER SHARE(2)        OFFERING PRICE           FEE(2)
====================================================================================================================================

Common Stock, without par value                   300,000                 $26.00            $7,800,000               $2,364
====================================================================================================================================


     (1) Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the ARIS Corporation 1998 Employee Stock Purchase Plan (the "Plan") as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.

     (2) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon an estimated price per share of $26.00 based on the average of the high ($26.625) and low ($25.375) sales prices for the Registrant's Common Stock on November 19, 1997, as reported by the Nasdaq National Market.

                _______________________________________________

                                     PART I
                  INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by ARIS Corporation, a Washington corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration
Statement:

     (a) The Company's Registration Statement on Form S-1 (No. 333-25409) and the prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, that contain audited financial statements for the Company's latest fiscal year for which such statements have been filed;

     (b) A description of the Company's Common Stock, which is contained in the Form 8-A Registration Statement filed by the Company with the Commission on June 3, 1997;

     (c) The Company's Quarterly Report on Form 10-Q, filed August 14, 1997 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (d) The Company's Current Report on Form 8-K, filed September 26, 1997 pursuant to the Exchange Act; and

     (e) The Company's Quarterly Report on Form 10-Q, filed November 14, 1997 pursuant to the Exchange Act.

     In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         The validity of the issuance of the Common Stock offered pursuant to the Plan will be passed upon for the Company by its counsel, Van Valkenberg Furber Law Group P.L.L.C. Van Valkenberg Furber Law Group P.L.L.C. holds a warrant to purchase 4,000 shares of Common Stock at an exercise price of $10.00 per share.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Article 9 of the Registrant's Amended and Restated Bylaws provides for indemnification of the Registrant's directors, officers, employees and agents to an extent not inconsistent with Washington law. The Registrant has entered into indemnification agreements with each of its officers and directors. Directors of the Registrant may also be indemnified pursuant to a liability insurance policy maintained by the Registrant for such purpose.

     Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 6 of the Registrant's Amended and Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The following is a complete list of Exhibits filed as part of this Registration Statement and which are incorporated herein:


           EXHIBIT NO.     Description
          -------------    -----------------------------------------------------
             4.1*          Amended and Restated Articles of Incorporation.

             4.2*          Amended and Restated Bylaws.

             4.3*          Form of Common Stock Certificate.

             5.1           Opinion of Van Valkenberg Furber Law Group P.L.L.C.
                           as to legality of shares to be issued.

            23.1           Consent of Van Valkenberg Furber Law Group P.L.L.C.
                           (Included in Exhibit 5.1).

            23.2 Consent of Price Waterhouse L.L.P., independent certified public accountants for the Company.

            24.1 Power of Attorney (Included in the signature page to this Registration Statement).

            99.1           ARIS Corporation 1998 Employee Stock Purchase Plan.

     __________________
     (*) Filed as an exhibit to the Form S-1 Registration Statement (No.333-25409), as amended through the date hereof and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

         A.     The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sells are being made, a post-effective amendment to this Registration Statement to:

                (i) include any prospectus required by section 10(a)(3) of the Securities Act;

                (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement of the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities being offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 20th day of November 1997.

                              ARIS CORPORATION

                              By:   /s/ Paul Y. Song
                                    ----------------
                                  Paul Y. Song
                                  President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes and appoints Paul Y. Song and Thomas W. Averill, or either of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments with the Securities and Exchange Commission or any regulatory authority.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 20th day of November, 1997.


       SIGNATURE                                      TITLE
       ---------                                      -----

    /s/  Paul Y. Song           Chairman, President and Chief Executive Officer
----------------------------    (Principal Executive Officer)
         Paul Y. Song

    /s/  Thomas W. Averill      Vice President, Finance and Chief Financial
----------------------------    Officer (Principal Financial and Accounting
         Thomas W. Averill      Officer)

    /s/  Kendall W. Kunz        Senior Vice President of Western Operations and
----------------------------    Director
         Kendall W. Kunz

    /s/  Bruce R. Kennedy       Director
----------------------------
         Bruce R. Kennedy

    /s/  Kenneth A. Williams    Director
----------------------------
         Kenneth A. Williams

                               INDEX TO EXHIBITS



        EXHIBIT NO.              Description
      --------------            ------------------------------------------------

           4.1*     Amended and Restated Articles of Incorporation.

           4.2*     Amended and Restated Bylaws.

           4.3*     Form of Common Stock Certificate.

           5.1 Opinion of Van Valkenberg Furber Law Group P.L.L.C. as to legality of shares to be issued.

          23.1      Consent of Van Valkenberg Furber Law Group P.L.L.C.
                    (Included in Exhibit 5.1).

          23.2 Consent of Price Waterhouse L.L.P., independent certified public accountants for the Company.

          24.1 Power of Attorney (Included in the signature page to this Registration Statement).

          99.1      ARIS Corporation 1998 Employee Stock Purchase Plan.

     __________________
     (*) Filed as an exhibit to the Form S-1 Registration Statement (No.333-25409), as amended through the date hereof and incorporated herein by reference.